EXHIBIT 24
Power of Attorney
Reports Under the Securities Exchange Act of 1934
February 28, 2006
          KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of The Washington Post Company, a Delaware corporation (hereinafter called the “Company”), hereby constitutes and appoints DONALD E. GRAHAM, JOHN B. MORSE, JR. and DIANA M. DANIELS, and each of them, his or her true and lawful attorneys-in-fact and agents with full power to act without the others and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all reports required to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Donald E. Graham	/s/ Melinda French Gates

Donald E. Graham, Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director	Melinda French Gates, Director

/s/ John B. Morse, Jr.	/s/ George J. Gillespie, III

John B. Morse, Jr., Vice President- Finance (Principal Financial and Accounting Officer)	George J. Gillespie, III, Director

/s/ Warren E. Buffett	/s/ Ronald L. Olson

Warren E. Buffett, Director	Ronald L. Olson, Director

/s/ Christopher C. Davis	/s/ Alice M. Rivlin

Christopher C. Davis, Director	Alice M. Rivlin, Director

/s/ Barry Diller	/s/ Richard D. Simmons

Barry Diller, Director	Richard D. Simmons, Director

/s/ John L. Dotson Jr.	/s/ George W. Wilson

John L. Dotson Jr., Director	George W. Wilson, Director